EXHIBIT 5.1

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                               HARRISON LAW, P.A.
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Diane J. Harrison                             6860 Gulfport Blvd. South, No. 162
Bar Admissions: Nevada and Florida                 South Pasadena, Florida 33707
                                                           Phone: (941) 723-7564
                                                             Fax: (941) 531-4935
                                                 E-mail: diane@harrisonlawpa.com

February 24, 2011

Board of Directors
Neutra Corp.
3572 Shady Brook Lane
Sarasota, FL 34243

RE:      NEUTRA CORP. COMMON STOCK

Dear Directors:

You have requested our opinion as counsel for Neutra Corp., a Florida corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, as to the legality of the 3,000,000 shares (the "Shares") of the Company's common stock being offered by the Company in a direct primary offering and being registered in the Registration Statement.

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the Registration Statement; the Articles of Incorporation and any amendments thereto; the Bylaws and any amendments thereto; the Company's resolutions of the Board of Directors authorizing the issuance of shares and the registration described above; and such other corporate documents and matters as we have deemed necessary to render our opinion. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

The opinions set forth herein are limited to matters governed by the laws of the State of Florida and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the 3,000,000 shares of common stock being offered by the Company in the Registration Statement, have been duly authorized and, when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

Sincerely,

HARRISON LAW, P.A.

/s/ Diane J. Harrison
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Diane J. Harrison